Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Exhibit (c)(2)(E) Project Alpha Supplemental Discussion Materials Prepared for the Special Committee of the Board of Directors September 2, 2022

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Alpha (the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials supplement the “Project Alpha Discussion Materials Prepared for the Special Committee of the Board of Directors dated July 25, 2022 presented by Evercore to the Special Committee on that date in connection with the proposed transaction described in those materials and the supplement to those materials titled Project Alpha Supplemental Discussion Materials presented to the Special Committee on July 28, 2022 (together sometimes referred to as the July Presentations ). These materials do not restate all of the assumptions and qualifications set forth in the July Presentations and must be read in conjunction with those presentations. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described in the July Presentations and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Table of Contents Section Market Trading and Financial Update I Alpha Financial Projections as of August 30, 2022 II Preliminary Valuation Analysis III Appendix

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel I. Market Trading and Financial Update

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Market Trading and Financial Update ($ in millions, except per share amounts) Analysis at Various Prices (8/30) Metric Illustrative Transaction Value Offer Price per Share $71.50 $73.50 $75.50 $77.50 $78.25 Illustrative Premium to Current Price ($70.03/share) 2.1% 5.0% 7.8% 10.7% 11.7% % Premium to Receipt of Initial Proposal $64.50 10.9% 14.0% 17.1% 20.2% 21.3% 1 % Premium to Indexed Comp Performance Price 60.63 17.9% 21.2% 24.5% 27.8% 29.1% % Premium to 10-Day VWAP as of 6/13/2022 69.53 2.8% 5.7% 8.6% 11.5% 12.5% % Premium to 30-Day VWAP as of 6/13/2022 63.21 13.1% 16.3% 19.4% 22.6% 23.8% Fully Diluted Shares Outstanding 363.0 363.0 363.0 363.0 363.0 Equity Value $25,955 $26,681 $27,407 $28,133 $28,405 Plus: Total Debt 6,350 6,350 6,350 6,350 6,350 Less: Cash & Short-Term Investments (553) (553) (553) (553) (553) Plus: Noncontrolling interest 378 378 378 378 378 Enterprise Value $32,130 $32,856 $33,582 $34,308 $34,580 Management Current Trading Multiples Forecasts Implied Multiples Consensus Metrics (As of 08/30/2022) 4 2 3 Metric Metric Alpha Proxy Peers P / CFPS 2022E $18.89 3.8x 3.9x 4.0x 4.1x 4.1x $19.48 3.6x 4.1x 2023E 19.13 3.7 3.8 3.9 4.1 4.1 17.39 4.0 4.5 Updated commodity TEV / EBITDAX pricing as of 2022E $8,295 3.9x 4.0x 4.0x 4.1x 4.2x $8,188 3.9x 4.0x August 30, 2022 2023E 8,146 3.9 4.0 4.1 4.2 4.2 7,607 4.2 4.4 FCF Yield 2022E $12.54 17.5% 17.1% 16.6% 16.2% 16.0% $11.89 17.0% 17.4% 2023E 9.61 13.4% 13.1% 12.7% 12.4% 12.3% 9.17 13.1% 14.4% Source: Alpha Management, public filings, FactSet market data as of 8/30/2022 Note: Proxy peers include APA, CTRA, DVN, FANG, EOG, HES, MRO, OVV and PXD (“Proxy Peers”) 1. The Indexed Comp Performance Price was calculated as the price at the receipt of the Initial Proposal multiplied by 1 minus the Proxy Peers’ price performance since the date of the Initial Proposal (6.0%) 2. Based on the Alpha Financial Projections at Consensus Pricing as of 8/30/2022 3. Based on FactSet Consensus estimates 4. Represents the median of Proxy Peers excluding HES due to valuation difference associated with HES’ Guyana asset profile 1

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Market Trading and Financial Update ($ in millions) Projection Comparison As of July 20, 2022 As of August 30, 2022 Strip Pricing Consensus Strip Pricing Consensus Total Equivalents 2022E 390 390 390 390 2023E 428 428 428 428 2024E 451 451 451 451 2025E 466 466 466 466 2026E 484 484 484 484 Net Revenue 2022E $9,489 $9,716 $9,193 $9,695 2023E 9,898 10,058 10,262 10,311 2024E 9,372 9,177 9,470 9,347 2025E 8,958 8,519 8,879 8,627 2026E 8,997 8,166 8,790 8,353 EBITDAX 2022E $8,232 $8,249 $8,182 $8,295 2023E 7,714 7,962 7,907 8,146 2024E 7,392 7,280 7,422 7,423 2025E 7,180 6,782 7,110 6,884 2026E 7,236 6,457 7,054 6,633 Free Cash Flow 2022E $4,532 $4,500 $4,546 $4,552 2023E 3,145 3,364 3,249 3,487 2024E 2,935 2,870 2,939 2,973 2025E 2,583 2,288 2,528 2,365 2026E 2,408 1,825 2,271 1,957 Source: Alpha Management 2

Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Market Trading and Financial Update

Valuation Multiples Since Initial Proposal

Relative Price Performance Since June 13, 2022


25%
--%
(25%)
(50%)
6/13/22
6/26/22
7/9/22
7/22/22
8/4/22
8/17/22
8/30/22
8.6%
0.5%
(6.0%)
(24.2%)
Alpha
Proxy Peers
HHUB
WTI

Change in Share Price and Valuation Multiples

	Share Price							EV / 2023E EBITDAX[1]						
	6/13/22	7/20/22	8/2/22	8/30/22	Δ 6/13 - 7/20	Δ 6/13 - 8/2	Δ 6/13 - 8/30	6/13/22	7/20/22	8/2/22	8/30/22	Δ 6/13 - 7/20	Δ 6/13 - 8/2	Δ 6/13 - 8/30
Alpha	**$64.50**	**$66.51**	**$69.54**	**$70.03**	**3.1%**	**7.8%**	**8.6%**	**4.2x**	**4.1x**	**4.2x**	**4.2x**	**(1.8%)**	**(0.5%)**	**(0.9%)**
Peers:														
APA	$45.57	$35.00	$35.93	$39.32	(23.2%)	(21.2%)	(13.7%)	3.3x	2.6x	2.6x	2.6x	(21.0%)	(19.6%)	(20.5%)
CTRA	32.56	28.91	29.38	30.40	(11.2%)	(9.8%)	(6.6%)	5.0	4.2	4.3	4.2	(16.6%)	(14.6%)	(16.6%)
DVN	69.24	57.68	60.63	71.08	(16.7%)	(12.4%)	2.7%	4.9	4.1	4.2	4.5	(16.8%)	(13.9%)	(8.0%)
EOG	132.73	105.57	107.19	121.86	(20.5%)	(19.2%)	(8.2%)	5.4	4.0	4.1	4.7	(24.6%)	(24.1%)	(12.5%)
FANG	147.80	118.77	127.54	134.07	(19.6%)	(13.7%)	(9.3%)	5.0	4.2	4.5	4.5	(16.3%)	(11.0%)	(10.0%)
HES	121.54	104.92	109.61	122.12	(13.7%)	(9.8%)	0.5%	6.9	6.0	6.3	6.7	(13.8%)	(8.4%)	(3.8%)
MRO	28.39	22.92	23.88	25.58	(19.3%)	(15.9%)	(9.9%)	4.6	3.7	3.8	3.9	(20.9%)	(17.7%)	(16.0%)
OVV	56.79	46.58	48.62	52.83	(18.0%)	(14.4%)	(7.0%)	3.4	2.7	2.8	3.0	(18.8%)	(15.6%)	(10.0%)
PXD	261.37	216.81	227.91	254.71	(17.0%)	(12.8%)	(2.5%)	5.8	4.6	4.8	5.4	(20.5%)	(16.4%)	(7.3%)
Median of Peers					**(18.0%)**	**(13.7%)**	**(7.0%)**	**5.0x**	**4.1x**	**4.2x**	**4.5x**	**(18.8%)**	**(15.6%)**	**(10.0%)**

Source: FactSet market data as of 8/30/2022
1. EV / 2023E EBITDAX based on Consensus trading multiples

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Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Market Trading and Financial Update Strip and Consensus Pricing – 7/20/22, 8/2/22 and 8/30/22 2H 2022E 2023E 2024E 2025E 2026E Thereafter WTI ($ / Bbl) $98.13 $85.47 $78.40 $73.77 $70.54 $70.54 Strip Pricing HHUB ($ / MMBtu) 7.80 5.69 4.77 4.56 4.44 4.44 July 20, 2022 WTI ($ / Bbl) $102.55 $90.08 $78.91 $72.34 $66.60 $66.60 Consensus Pricing HHUB ($ / MMBtu) 6.28 5.10 4.20 3.88 3.49 3.49 WTI ($ / Bbl) $95.07 $86.14 $79.51 $74.99 $71.58 $71.58 Strip Pricing HHUB ($ / MMBtu) 7.72 5.42 4.60 4.48 4.38 4.38 August 2, 2022 WTI ($ / Bbl) $103.67 $91.53 $78.71 $72.34 $66.60 $66.60 Consensus Pricing HHUB ($ / MMBtu) 6.46 5.22 4.20 3.88 3.49 3.49 WTI ($ / Bbl) $93.59 $85.24 $77.05 $71.18 $66.72 $66.72 Strip Pricing HHUB ($ / MMBtu) 8.82 6.62 5.29 4.92 4.82 4.82 August 30, 2022 WTI ($ / Bbl) $102.90 $91.27 $80.15 $73.12 $68.20 $68.20 Consensus Pricing HHUB ($ / MMBtu) 6.66 5.46 4.32 3.96 3.55 3.55 4

Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Market Trading and Financial Update

Overview of Peer Operational, Trading and Valuation Metrics

	Trading		Scale		Valuation Multiples		FCF Yield		Coverage	Leverage	Returns		Growth	
Ticker	Share Price YTD	Broker Target Upside	Market Value ($Bn)	2022E EBITDAX ($Bn)	Price / CFPS ('22E)	TEV / EBITDAX ('22E)	FCF Yield ('22E)	FCF Yield ('23E)	FCF / Dividends ('22E)	RF Net Leverage ('22E)	ROCE ('22E)	Dividend Yield[1] ('22E)	Prod CAGR ('22-'25E)	CFPS CAGR ('22-'25E)
HES	65%	9%	$38.2	$6.3	7.8x	7.7x	6%	6%	4.7x	0.7x	13%	1%	13%	11%
EOG	37%	22%	72.0	15.8	5.8	4.8	11%	12%	3.6	(0.2)	28%	7%	8%	(1%)
DVN[2]	61%	11%	46.7	10.4	5.2	5.0	14%	12%	14.5	0.1	31%	9%	2%	n.a.
PXD	40%	14%	64.0	13.7	5.1	4.8	14%	10%	9.6	(0.3)	26%	13%	4%	(9%)
CTRA	60%	21%	24.5	7.0	4.3	3.7	16%	14%	2.0	0.2	26%	9%	1%	(8%)
FANG[3]	24%	29%	24.1	7.6	3.8	4.2	19%	15%	3.8	0.5	24%	9%	3%	(9%)
OVV[4]	57%	32%	13.8	4.7	3.2	3.8	19%	27%	10.3	0.5	35%	2%	1%	n.a.
MRO	56%	25%	17.4	6.0	3.1	3.4	25%	20%	21.3	0.2	42%	1%	0%	(13%)
APA	46%	36%	13.1	7.3	2.6	2.5	25%	22%	19.2	0.5	64%	1%	3%	(12%)
Mean[5]	**48%**	**24%**	**$34.5**	**$9.1**	**4.1x**	**4.0x**	**18%**	**16%**	**10.5x**	**0.2x**	**34%**	**6%**	**3%**	**(9%)**
Median[5]	**51%**	**23%**	**24.3**	**7.4**	**4.1**	**4.0**	**17%**	**14%**	**9.9**	**0.2**	**30%**	**8%**	**3%**	**(9%)**
Alpha[6]	56%	5%	$25.4	$8.2	3.6	3.9	17%	13%	10.6x	0.4x	25%	2%	3%	(9%)

Source: Company filings, equity research, FactSet market data as of 8/30/2022
Note: Ranked by P / CFPS ('22E)
1. Annualized latest fixed and variable dividend
2. Pro forma for the Williston Basin and Eagle Ford acquisitions
3. Pro forma for the merger with Rattler Midstream LP
4. Pro forma for the Uinta and Bakken divestitures
5. Excludes HES due to valuation difference associated with HES' Guyana asset profile
6. Metrics based on Consensus estimates; price target includes restricted brokers

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Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel II. Alpha Financial Projections as of August 30, 2022

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Alpha Financial Projections as of August 30, 2022 Alpha Financial Projections – Assumptions ◼ The Alpha Financial Projections incorporate the following assumptions provided by Alpha Management: „ Revenue / Expenses: ● 2022E – 2026E revenue and expenses per 2022 budget and Alpha’s five-year forecast „ Financing Assumptions: ● Revolving credit facility maturing October 2026 is extended at the same terms ● Assumes the 4.500% Senior Notes due 2023 are repaid in Q2 2023 ● Assumes the 3.800% Senior Notes due 2024 are repaid in Q2 2024 „ Distribution policy: ● Other than the repurchase of stock-based compensation, the forecast does not include any share repurchases beyond Q1 2022 ● The forecast assumes ~$101 million in dividends in Q2 and Q3 2022, with negligible dividend amounts in Q4 2022 and beyond Source: Alpha Management 6

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Alpha Financial Projections as of August 30, 2022 Commodity Price Assumptions WTI ($ / Bbl) $120.00 $100.00 $80.00 $68.20 $65.31 $60.00 $40.00 7/1/22 7/1/23 7/1/24 7/1/25 7/1/26 2H 2022E 2023E 2024E 2025E 2026E Strip Pricing as of August 30, 2022 $93.59 $85.24 $77.05 $71.18 $66.72 Consensus Pricing as of August 30, 2022 102.90 91.27 80.15 73.12 68.20 Henry Hub ($ / MMBtu) $10.00 $8.00 $6.00 $5.20 $4.00 $3.55 $2.00 $ -- 7/1/22 7/1/23 7/1/24 7/1/25 7/1/26 2H 2022E 2023E 2024E 2025E 2026E Strip Pricing as of August 30, 2022 $8.82 $6.62 $5.29 $4.92 $4.82 Consensus Pricing as of August 30, 2022 6.66 5.46 4.32 3.96 3.55 Strip Pricing as of August 30, 2022 Consensus Pricing as of August 30, 2022 Source: FactSet market data as of 8/30/2022 7

Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Alpha Financial Projections as of August 30, 2022

Projections at Strip Pricing

($ in millions, except for production data)

	Historical	Alpha Financial Projections at Strip Pricing					CAGR
Fiscal Year End 12/31	2021A	2022E	2023E	2024E	2025E	2026E	22E - 26E
Benchmark Prices [1]							
WTI Oil Price ($ / Bbl)	$68.06	$96.81	$85.24	$77.05	$71.18	$66.72	
Henry Hub Gas Price ($ / MMBtu)	$3.88	$7.48	$6.62	$5.29	$4.92	$4.82	
Production (unchanged from the July Presentations)							
Oil (MMBbls)	59	73	87	93	94	99	
Gas (Bcf)	370	415	416	429	455	463	
Total Equivalents (MMBoe)	**120**	**142**	**156**	**165**	**170**	**177**	
Total Equivalents (MBoed)	**330**	**390**	**428**	**451**	**466**	**484**	**5.6%**
% Oil	*48.8%*	*51.3%*	*55.6%*	*56.7%*	*55.3%*	*56.3%*	
Revenue							
Oil	$3,949	$7,043	$7,289	$7,055	$6,512	$6,426	
Gas	1,844	3,534	2,903	2,344	2,296	2,294	
Oil & Gas Revenue	**$5,794**	**$10,577**	**$10,192**	**$9,399**	**$8,808**	**$8,719**	
Plus: Impact from Hedges	($129)	($1,455)	$ -	$ -	$ -	$ -	
Plus: Oil and Gas Service Operations	54	71	71	71	71	71	
Net Revenue	**$5,719**	**$9,193**	**$10,262**	**$9,470**	**$8,879**	**$8,790**	
Less: Production Taxes	($404)	($770)	($754)	($716)	($676)	($672)	
Less: Operating Expenses	(513)	(706)	(719)	(760)	(799)	(831)	
Less: Transportation	(225)	(283)	(278)	(278)	(278)	(278)	
Less: G&A incl. Equity Compensation	(170)	(176)	(234)	(247)	(255)	(265)	
Less: DD&A	(1,887)	(1,953)	(2,183)	(2,316)	(2,362)	(2,469)	
Less: Other Expenses	(58)	(79)	(69)	(69)	(69)	(69)	
Operating Income	**$2,462**	**$5,227**	**$6,025**	**$5,083**	**$4,440**	**$4,206**	**(5.3%)**
Net Interest (Expense) Income	($250)	($273)	($213)	($156)	($113)	($84)	
Other (Expense) Income	(26)	(3)	(0)	53	78	93	
Less: Income Tax	(520)	(1,209)	(1,424)	(1,220)	(1,079)	(1,033)	
Net Income	**$1,666**	**$3,741**	**$4,388**	**$3,760**	**$3,325**	**$3,182**	**(4.0%)**
Plus: DD&A	$1,893	$1,968	$2,196	$2,329	$2,374	$2,482	
Plus: Provisions for Deferred Income Taxes	520	577	425	310	305	244	
Plus: Stock Based Compensation	63	78	64	64	68	70	
Plus: Other Non-cash Charges	48	897	(433)	(191)	36	62	
Plus: Net Working Capital	(217)	(417)	160	62	55	(4)	
Cash Flow From Operations	**$3,974**	**$6,845**	**$6,798**	**$6,334**	**$6,162**	**$6,037**	**(3.1%)**
Less: Capital Expenditures	($1,562)	($2,693)	($3,399)	($3,291)	($3,536)	($3,729)	
Less: Increase in Working Capital	(219)	(200)	577	(98)	(7)	(58)	
Plus: Contributions From Noncontrolling Interest	31	23	62	5	-	-	
Less: Distributions to Noncontrolling Interests	(22)	(45)	(52)	(47)	(44)	(40)	
Plus: Net Borrowing and Others	866	1,631	436	(492)	(1,059)	(1,557)	
Free Cash Flow	**$2,638**	**$4,546**	**$3,249**	**$2,939**	**$2,528**	**$2,271**	**(15.9%)**
Memo:							
EBITDAX	**$4,463**	**$8,182**	**$7,907**	**$7,422**	**$7,110**	**$7,054**	**(3.6%)**

Source: FactSet market data as of 8/30/2022, Alpha Management
1. Benchmark Prices do not include differentials to WTI or HH commodity prices; 8 months of actuals included in 2022E pricing

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Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Alpha Financial Projections as of August 30, 2022 ($ in millions, except for production data) Projections at Consensus Pricing Historical Alpha Financial Projections at Consensus Pricing CAGR Fiscal Year End 12/31 2021A 2022E 2023E 2024E 2025E 2026E 22E - 26E 1 Benchmark Prices WTI Oil Price ($ / Bbl) $68.06 $101.71 $91.27 $80.15 $73.12 $68.20 Henry Hub Gas Price ($ / MMBtu) $3.88 $6.37 $5.46 $4.32 $3.96 $3.55 Production (unchanged from the July Presentations) Oil (MMBbls) 59 73 87 93 94 99 Gas (Bcf) 370 415 416 429 455 463 Total Equivalents (MMBoe) 120 142 156 165 170 177 Total Equivalents (MBoed) 330 390 428 451 466 484 5.6% % Oil 48.8% 51.3% 55.6% 56.7% 55.3% 56.3% Revenue Oil $3,949 $7,401 $7,818 $7,345 $6,696 $6,575 Gas 1,844 3,075 2,423 1,932 1,861 1,707 Oil & Gas Revenue $5,794 $10,476 $10,241 $9,276 $8,556 $8,282 Plus: Impact from Hedges ($129) ($852) $ - $ - $ - $ - Plus: Oil and Gas Service Operations 54 71 71 71 71 71 Net Revenue $5,719 $9,695 $10,311 $9,347 $8,627 $8,353 Less: Production Taxes ($404) ($789) ($788) ($722) ($671) ($656) Less: Operating Expenses (513) (706) (719) (760) (799) (831) Less: Transportation (225) (283) (278) (278) (278) (278) Less: G&A incl. Equity Compensation (170) (176) (234) (247) (255) (265) Less: DD&A (1,887) (1,953) (2,183) (2,316) (2,362) (2,469) Less: Other Expenses (58) (79) (69) (69) (69) (69) Operating Income $2,462 $5,709 $6,040 $4,954 $4,194 $3,785 (9.8%) Net Interest (Expense) Income ($250) ($273) ($213) ($154) ($111) ($84) Other (Expense) Income (26) (3) (0) 53 78 93 Less: Income Tax (520) (1,328) (1,427) (1,189) (1,019) (930) Net Income $1,666 $4,106 $4,399 $3,664 $3,141 $2,864 (8.6%) Plus: DD&A $1,893 $1,968 $2,196 $2,329 $2,374 $2,482 Plus: Provisions for Deferred Income Taxes 520 586 424 310 304 244 Plus: Stock Based Compensation 63 78 64 64 68 70 Plus: Other Non-cash Charges 48 527 (209) (63) 54 62 Plus: Net Working Capital (217) (406) 72 120 78 22 Cash Flow From Operations $3,974 $6,859 $6,946 $6,424 $6,020 $5,745 (4.3%) Less: Capital Expenditures ($1,562) ($2,693) ($3,399) ($3,291) ($3,536) ($3,729) Less: Increase in Working Capital (219) (189) 478 48 (42) (56) Plus: Contributions From Noncontrolling Interest 31 23 62 5 - - Less: Distributions to Noncontrolling Interests (22) (43) (49) (45) (41) (37) Plus: Net Borrowing and Others 866 1,649 580 (310) (1,254) (1,865) Free Cash Flow $2,638 $4,552 $3,487 $2,973 $2,365 $1,957 (19.0%) Memo: EBITDAX $4,463 $8,295 $8,146 $7,423 $6,884 $6,633 (5.4%) Source: FactSet market data as of 8/30/2022, Alpha Management 1. Benchmark Prices do not include differentials to WTI or HH commodity prices; 8 months of actuals included in 2022E pricing 9

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel III. Preliminary Valuation Analysis

Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Preliminary Valuation Analysis

Summary of Alpha Standalone Financial Analysis

	Metric	Price Per Share	Description
Net Asset Value	Alpha NAV Model at Strip Pricing	$52.51 – $73.74	▪ Based on Alpha NAV Model asset-level development forecast burdened with G&A and taxes; WaterCo valued separately and added to E&P value; Royalty business NCI deducted from NAV; various discount rates applied by reserve category; 7/1/2022 effective date
Net Asset Value	Alpha NAV Model at Consensus Pricing	$51.17 – $70.75	▪ Based on Alpha NAV Model asset-level development forecast burdened with G&A and taxes; WaterCo valued separately and added to E&P value; Royalty business NCI deducted from NAV; various discount rates applied by reserve category; 7/1/2022 effective date
Discounted Cash Flow	Alpha Financial Projections at Strip Pricing	$61.33 – $86.24	▪ Based on Alpha consolidated financials; balance sheet as of 6/30/2022; 9.25%-10.25% WACC[1]; 1.5%-2.5% perpetual growth rate; 4.3x-5.8x[2] terminal EBITDAX exit multiple; 7/1/2022 effective date
Discounted Cash Flow	Alpha Financial Projections at Consensus Pricing	$54.85 – $81.66	▪ Based on Alpha consolidated financials; balance sheet as of 6/30/2022; 9.25%-10.25% WACC[1]; 1.5%-2.5% perpetual growth rate; 4.3x-5.8x[2] terminal EBITDAX exit multiple; 7/1/2022 effective date
Trading Multiples Analysis	TEV / EBITDAX	$63.24 – $86.10	▪ 2022E Consolidated EBITDAX of $8,295 MM at 3.5x – 4.5x[2] ▪ 2023E Consolidated EBITDAX of $8,146 MM at 3.8x – 4.5x[2]
Trading Multiples Analysis	Price / CFPS	$66.41 – $86.38	▪ 2022E CFPS of $18.89 at 3.5x – 4.5x[2] ▪ 2023E CFPS of $19.13 at 3.5x – 4.5x[2]
Reference Values	Precedent Transactions - TEV / EBITDAX	$63.24 – $86.10	▪ 2022E Consolidated EBITDAX of $8,295 MM at 3.5x – 4.5x[2]
Reference Values	Precedent Transactions - Price / CFPS	$61.68 – $80.58	▪ 2022E CFPS of $18.89 at 3.3x – 4.3x[2]
Reference Values	Premia Paid	$74.18 – $89.55	▪ Based on select energy cash take-private and buy-in transactions since January 2018: 15.0% - 30.0%
Reference Values	Analyst Forward Price Targets	$70.00 – $76.50	▪ Range of the 25% - 75% percentile of price targets of analysts reporting available since 7/18/2022, undiscounted; 16 published price targets ▪ Mean analyst price target of $72.88
Reference Values	52-Week Trading Range	$37.29 – $74.22	▪ Based on closing prices prior to 8/30/2022

Current Share Price (8/30/22): $70.03 Proposed Consideration (8/30/22): $71.50

EVERCORE

10

Source: Alpha Corporate Model, Alpha NAV Model, Company filings, FactSet market data as of 8/30/2022
1. See WACC analysis on page 22 on the calculation of the modified WACC
2. See trading multiples analysis on pages 17 and 18 for the updated multiple ranges

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Preliminary Valuation Analysis Change in Valuation Ranges since July 25th Presentation Metric Low High Alpha NAV Model ($2.51) ($3.48) at Strip Pricing Alpha NAV Model $3.42 $4.27 at Consensus Pricing Alpha Financial Projections ($5.19) ($4.49) at Strip Pricing Alpha Financial Projections ($1.56) $1.60 at Consensus Pricing TEV / EBITDAX $5.03 $8.52 $5.01 Price / CFPS $6.11 ($0.65) ($0.52) Precedent Transactions - TEV / EBITDAX $0.23 $0.31 Precedent Transactions - Price / CFPS Premia Paid $-- $-- Analyst Forward Price Targets ($3.50) $-- $4.46 52-Week Trading Range $-- 11 Source: Alpha Corporate Model, Alpha NAV Model, Company filings, FactSet market data as of 8/30/2022 Trading Multiples Discounted Reference Values Net Asset Value Analysis Cash Flow

Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Preliminary Valuation Analysis

Overview of Alpha NAV Assumptions (unchanged from the July Presentations, except for the two pricing cases)

- Valuation assumes a 7/1/2022 effective date (i.e. starting point for NAV cash flows)
- Projected production and cash flows are based on the Alpha NAV Model provided by Alpha on 6/28/2022 and rolled forward to a 7/1/2022 effective date
  - Alpha provided updates to PDP, remaining locations and drilling cadence as a part of this roll forward
  - Selected discount rates by reserve category based on Evercore review of type curve areas provided in the Alpha NAV Model
- The model applies two pricing cases as shown below:

		2H 2022E	2023E	2024E	2025E	2026E	Thereafter
Strip Pricing as of August 30, 2022	WTI ($ / Bbl)	$93.59	$85.24	$77.05	$71.18	$66.72	$66.72
	HHUB ($ / MMBtu)	8.82	6.62	5.29	4.92	4.82	4.82
Consensus Pricing as of August 30, 2022	WTI ($ / Bbl)	$102.90	$91.27	$80.15	$73.12	$68.20	$68.20
	HHUB ($ / MMBtu)	6.66	5.46	4.32	3.96	3.55	3.55

- Hedges based on Company-provided hedge portfolio as of 5/24/2022
- G&A assumptions are based on Company-provided projections in the Alpha NAV Model
  - Per Alpha Management, G&A assumed to be $1.50 / Boe, with a maximum of $350 million per year, and decreasing 50% upon completion of full rig utilization in the Anadarko Basin in 2045
- Cash taxes assume a year end 2021 net capitalized cost of $16.7 billion and 2021 year end Federal and Oklahoma NOL balances of $1.2 billion and $3.1 billion, respectively, each rolled forward to 7/1/2022
  - Cash taxes discount rate based on weighted average of discount rates applied to undiscounted cash flows by reserve category
- Net debt based on Alpha provided balances as of 6/30/2022
- Fully diluted shares outstanding based on Alpha provided share count as of 5/24/2022
- WaterCo valued as a standalone entity, including all capital expenditures
- Fully consolidated TMRC, with a deduct for the non-controlling interests associated with FNV's economic interest in the venture
- Summit valued at invested capital as of 6/30/2022 (including capital invested in Ekona Power)

EVERCORE
12

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Preliminary Valuation Analysis ($ in millions, except per share amounts) Alpha NAV Summary at Various Discount Rates – Strip Pricing Asset Reserves Discount Rate Selected Range Area (MBoe) 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP North 528,478 $13,087 $10,046 $8,941 $8,369 $7,890 $7,301 $6,553 $5,995 $5,559 $5,206 $8,369 $8,941 South 467,975 11,640 8,137 7,022 6,476 6,035 5,510 4,870 4,409 4,059 3,780 6,476 7,022 PRB 71,344 2,014 1,532 1,358 1,268 1,193 1,101 985 899 832 777 1,268 1,358 Permian 145,917 5,611 3,902 3,348 3,075 2,854 2,590 2,269 2,037 1,862 1,723 3,075 3,348 TMRC 16,371 526 354 302 277 257 233 205 185 170 158 277 302 Total PDP 1,230,085 $32,877 $23,971 $20,970 $19,465 $18,229 $16,735 $14,882 $13,525 $12,480 $11,644 $19,465 $20,970 Technical PUD North 607,743 $11,341 $7,425 $6,043 $5,343 $4,767 $4,076 $3,234 $2,640 $2,202 $1,868 $4,076 $4,767 South 406,336 8,878 4,707 3,549 3,022 2,617 2,164 1,656 1,324 1,093 924 2,164 2,617 PRB 437,466 8,918 3,553 2,232 1,687 1,301 913 546 352 241 172 913 1,301 Permian 476,130 13,365 6,905 5,018 4,151 3,486 2,746 1,940 1,437 1,104 872 2,746 3,486 Technical PUD Reserves 1,927,675 $42,503 $22,591 $16,842 $14,202 $12,172 $9,898 $7,375 $5,754 $4,640 $3,836 $9,898 $12,172 PROB North 343,976 $5,335 $2,777 $1,994 $1,630 $1,350 $1,037 $698 $491 $356 $265 $698 $1,037 South 582,826 10,569 4,425 2,976 2,379 1,951 1,506 1,056 789 616 496 1,056 1,506 PRB 231,160 4,416 2,207 1,574 1,287 1,069 830 572 414 311 239 572 830 Permian 124,011 3,091 1,459 1,018 824 679 523 358 258 192 145 358 523 PROB Reserves 1,281,974 $23,412 $10,868 $7,563 $6,120 $5,049 $3,896 $2,685 $1,952 $1,475 $1,147 $2,685 $3,896 POSS North 159,781 $2,373 $816 $440 $290 $187 $90 $10 $-- $-- $-- $-- $10 South 556,192 10,064 3,779 2,336 1,757 1,355 953 576 376 260 187 376 576 PRB 805,764 14,177 4,718 2,685 1,905 1,383 886 452 243 132 69 243 452 Permian 345,542 7,496 2,450 1,431 1,056 811 585 394 302 249 214 302 394 POSS Reserves 1,867,279 $34,110 $11,763 $6,892 $5,008 $3,736 $2,514 $1,432 $921 $641 $470 $921 $1,432 Total Reserves 6,307,012 $132,901 $69,193 $52,268 $44,796 $39,186 $33,044 $26,374 $22,152 $19,236 $17,098 $32,969 $38,470 Total E&P Asset-Level Value $132,901 $69,193 $52,268 $44,796 $39,186 $33,044 $26,374 $22,152 $19,236 $17,098 $32,969 $38,470 1 Less: Hedges (1,172) (1,144) Plus: Value of WaterCo 1,419 2,211 Plus: Invested Capital from Energy Innovations 100 100 2 Less: G&A (2,366) (1,935) 3 Less: Cash Taxes (5,733) (4,805) Less: Minerals Non-Controlling Interest⁴ (297) (259) Less: Asset Retirement Obligation (63) (77) Enterprise Value $24,857 $32,562 Less: Net Debt (5,797) Implied Equity Value $19,060 $26,764 / Fully Diluted Shares (millions) 363.0 Implied Equity Value per Share $52.51 $73.74 Source: Alpha NAV Model; FactSet market data as of 8/30/22 1. Assumes hedges held to expiration and discounted at 5-8% 2. G&A discount rates based on the weighted average discount rates of reserve categories by total reserves (14.2%-18.0%) 3. Cash tax discount rates based on the weighted average discount rates of reserve categories by PV-0 of cash flows (13.6%-17.2%) 4. TMRC consolidated in NAV; NCI represents FNV’s share of future value associated with TMRC cash flows 13

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Preliminary Valuation Analysis ($ in millions, except per share amounts) Alpha NAV Summary at Various Discount Rates – Consensus Pricing Asset Reserves Discount Rate Selected Range Area (MBoe) 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP North 528,478 $12,551 $9,777 $8,755 $8,222 $7,773 $7,219 $6,510 $5,978 $5,559 $5,219 $8,222 $8,755 South 467,975 9,972 7,102 6,173 5,715 5,343 4,898 4,351 3,954 3,650 3,407 5,715 6,173 PRB 71,344 1,912 1,474 1,315 1,232 1,162 1,077 968 886 823 771 1,232 1,315 Permian 145,917 5,702 3,993 3,437 3,164 2,942 2,676 2,352 2,118 1,940 1,799 3,164 3,437 TMRC 16,371 473 321 275 253 235 214 189 171 157 146 253 275 Total PDP 1,230,085 $30,611 $22,667 $19,954 $18,585 $17,455 $16,083 $14,370 $13,107 $12,129 $11,342 $18,585 $19,954 Technical PUD North 607,743 $10,718 $7,106 $5,819 $5,164 $4,624 $3,974 $3,178 $2,614 $2,196 $1,876 $3,974 $4,624 South 406,336 7,553 4,004 3,019 2,571 2,228 1,842 1,411 1,129 932 788 1,842 2,228 PRB 437,466 8,358 3,334 2,096 1,586 1,224 860 516 334 229 165 860 1,224 Permian 476,130 13,387 6,948 5,064 4,198 3,534 2,795 1,988 1,483 1,148 915 2,795 3,534 Technical PUD Reserves 1,927,675 $40,015 $21,391 $15,999 $13,519 $11,610 $9,470 $7,092 $5,560 $4,506 $3,744 $9,470 $11,610 PROB North 343,976 $5,082 $2,654 $1,911 $1,565 $1,298 $1,001 $679 $481 $353 $267 $679 $1,001 South 582,826 8,144 3,542 2,447 1,990 1,659 1,309 946 723 575 470 946 1,309 PRB 231,160 4,057 2,052 1,477 1,216 1,017 798 562 416 319 251 562 798 Permian 124,011 3,104 1,473 1,032 837 692 536 370 269 202 155 370 536 PROB Reserves 1,281,974 $20,387 $9,721 $6,867 $5,608 $4,666 $3,644 $2,556 $1,889 $1,449 $1,144 $2,556 $3,644 POSS North 159,781 $2,295 $784 $420 $274 $175 $81 $4 $-- $-- $-- $-- $4 South 556,192 7,846 2,890 1,772 1,328 1,021 717 432 281 194 139 281 432 PRB 805,764 12,799 4,255 2,425 1,724 1,255 807 416 226 125 66 226 416 Permian 345,542 7,174 2,371 1,400 1,041 807 591 407 317 265 230 317 407 POSS Reserves 1,867,279 $30,113 $10,300 $6,017 $4,368 $3,258 $2,196 $1,259 $824 $583 $435 $824 $1,259 Total Reserves 6,307,012 $121,126 $64,080 $48,837 $42,080 $36,990 $31,394 $25,277 $21,381 $18,667 $16,665 $31,436 $36,468 Total E&P Asset-Level Value $121,126 $64,080 $48,837 $42,080 $36,990 $31,394 $25,277 $21,381 $18,667 $16,665 $31,436 $36,468 1 Less: Hedges (572) (558) Plus: Value of WaterCo 1,419 2,211 Plus: Invested Capital from Energy Innovations 100 100 2 Less: G&A (2,366) (1,935) 3 Less: Cash Taxes (5,309) (4,493) Less: Minerals Non-Controlling Interest⁴ (272) (239) Less: Asset Retirement Obligation (63) (77) Enterprise Value $24,371 $31,478 Less: Net Debt (5,797) Implied Equity Value $18,574 $25,680 / Fully Diluted Shares (millions) 363.0 Implied Equity Value per Share $51.17 $70.75 Source: Alpha NAV Model; FactSet market data as of 8/30/22 1. Assumes hedges held to expiration and discounted at 5-8% 2. G&A discount rates based on the weighted average discount rates of reserve categories by total reserves (14.2%-18.0%) 3. Cash tax discount rates based on the weighted average discount rates of reserve categories by PV-0 of cash flows (13.5%-17.1%) 4. TMRC consolidated in NAV; NCI represents FNV’s share of future value associated with TMRC cash flows 14

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Preliminary Valuation Analysis ($ in millions, except per share values) Alpha Discounted Cash Flow Analysis – Strip Pricing For Years Ending December 31, Perpetuity LTM EBITDAX 2H 2022E 2023E 2024E 2025E 2026E Multiple Growth EBITDAX $4,208 $7,907 $7,422 $7,110 $7,054 $7,054 $7,054 Less: Tax Depreciation and Amortization (1,588) (2,864) (2,232) (1,964) (1,696) (3,729) EBIT $2,620 $5,043 $5,190 $5,145 $5,358 $3,325 1 Less: Taxes (655) (1,261) (1,297) (1,286) (1,339) (831) Plus: Federal and State NOL Tax Shield 156 29 23 25 2 EBIAT $2,121 $3,811 $3,915 $3,884 $4,021 $2,493 Plus: Tax Depreciation and Amortization 1,588 2,864 2,232 1,964 1,696 3,729 Less: Change in Working Capital (365) (86) 98 7 58 -- Less: Capital Expenditures (1,588) (3,493) (3,291) (3,536) (3,729) (3,729) Unlevered Free Cash Flow $1,756 $3,096 $2,954 $2,319 $2,046 $2,493 EBITDAX Multiple / Perpetuity Growth Rate 5.0x 2.0% Implied Terminal Value $35,270 $32,174 23,205 21,168 PV of Terminal Value @ 9.8% Discount Rate 10,154 10,154 Plus: PV of Unlevered Free Cash Flow @ 9.8% Discount Rate Implied Enterprise Value $33,359 $31,322 Less: Net Debt as of 6/30/22 (5,797) (5,797) Less: Non-Controlling Interest (378) (378) Implied Equity Value $27,184 $25,147 Fully Diluted Shares Outstanding (mm) 363.0 363.0 Implied Equity Value per Share $74.89 $69.28 Exit Multiple Sensitivity Perpetuity Growth Rate Sensitivity WACC Terminal Exit Multiple WACC Perpetuity Growth Rate 3.5x 4.3x 5.0x 5.8x 6.5x 1.0% 1.5% 2.0% 2.5% 3.0% 8.75% $58.08 $68.07 $78.06 $88.05 $98.04 8.75% $72.21 $76.41 $81.22 $86.80 $93.35 9.25% 56.88 66.67 76.45 86.24 96.03 9.25% 67.12 70.73 74.83 79.55 85.01 9.75% 55.71 65.30 74.89 84.48 94.06 9.75% 62.61 65.74 69.28 73.30 77.92 10.25% 54.57 63.96 73.35 82.75 92.14 10.25% 58.59 61.33 64.40 67.86 71.80 53.45 62.65 71.86 81.06 90.27 54.99 57.39 60.08 63.08 66.47 10.75% 10.75% Implied Perpetuity Growth Rate Sensitivity Implied Exit Multiple Sensitivity WACC Perpetuity Growth Rate WACC Terminal Exit Multiple 1.0% 1.5% 2.0% 2.5% 3.0% 3.5x 4.3x 5.0x 5.8x 6.5x 4.75% (3.3%) (1.9%) (1.0%) (0.3%) 0.3% 4.75% 9.4x 10.9x 12.9x 15.7x 20.2x 7.25% (1.0%) 0.4% 1.4% 2.1% 2.7% 7.25% 5.7 6.1 6.7 7.4 8.3 9.75% 1.4% 2.7% 3.7% 4.5% 5.1% 9.75% 4.0 4.3 4.6 4.9 5.2 12.25% 3.7% 5.1% 6.1% 6.9% 7.5% 12.25% 3.1 3.3 3.4 3.6 3.8 14.75% 6.0% 7.4% 8.5% 9.2% 9.8% 14.75% 2.6 2.7 2.8 2.9 3.0 15 Source: Alpha Financial Projections 1. 25% tax rate based upon long term effective rate in NAV model; NOL balances and projected annual utilizations as provided by the Company; Analysis assumes half of 2022E NOL utilization remains as of 6/30/22 and total remaining NOL balances assuming of $585mm for Federal, $229mm for North Dakota, $2,526mm for Oklahoma and $47mm for Montana

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Preliminary Valuation Analysis ($ in millions, except per share values) Alpha Discounted Cash Flow Analysis – Consensus Pricing For Years Ending December 31, Perpetuity LTM EBITDAX 2H 2022E 2023E 2024E 2025E 2026E Multiple Growth EBITDAX $4,320 $8,146 $7,423 $6,884 $6,633 $6,633 $6,633 Less: Tax Depreciation and Amortization (1,588) (2,864) (2,232) (1,964) (1,696) (3,729) EBIT $2,733 $5,282 $5,191 $4,920 $4,937 $2,904 1 Less: Taxes (683) (1,320) (1,298) (1,230) (1,234) (726) Plus: Federal and State NOL Tax Shield 156 29 23 25 2 EBIAT $2,206 $3,991 $3,916 $3,715 $3,705 $2,178 Plus: Tax Depreciation and Amortization 1,588 2,864 2,232 1,964 1,696 3,729 Less: Change in Working Capital (318) 44 (48) 42 56 -- Less: Capital Expenditures (1,588) (3,493) (3,291) (3,536) (3,729) (3,729) Unlevered Free Cash Flow $1,888 $3,406 $2,809 $2,185 $1,728 $2,178 EBITDAX Multiple / Perpetuity Growth Rate 5.0x 2.0% Implied Terminal Value $33,165 $28,100 21,820 18,488 PV of Terminal Value @ 9.8% Discount Rate 10,123 10,123 Plus: PV of Unlevered Free Cash Flow @ 9.8% Discount Rate Implied Enterprise Value $31,943 $28,611 Less: Net Debt as of 6/30/22 (5,797) (5,797) Less: Non-Controlling Interest (378) (378) Implied Equity Value $25,768 $22,436 Fully Diluted Shares Outstanding (mm) 363.0 363.0 Implied Equity Value per Share $70.99 $61.81 Exit Multiple Sensitivity Perpetuity Growth Rate Sensitivity WACC Terminal Exit Multiple WACC Perpetuity Growth Rate 3.5x 4.3x 5.0x 5.8x 6.5x 1.0% 1.5% 2.0% 2.5% 3.0% 8.75% $55.18 $64.58 $73.97 $83.37 $92.76 8.75% $64.41 $68.07 $72.27 $77.14 $82.87 9.25% 54.05 63.26 72.46 81.66 90.87 9.25% 59.94 63.09 66.68 70.79 75.57 9.75% 52.95 61.97 70.99 80.00 89.02 9.75% 55.99 58.72 61.81 65.32 69.35 10.25% 51.88 60.71 69.55 78.38 87.21 10.25% 52.46 54.85 57.53 60.55 63.99 50.83 59.48 68.14 76.79 85.45 49.30 51.40 53.74 56.36 59.33 10.75% 10.75% Implied Perpetuity Growth Rate Sensitivity Implied Exit Multiple Sensitivity WACC Perpetuity Growth Rate WACC Terminal Exit Multiple 1.0% 1.5% 2.0% 2.5% 3.0% 3.5x 4.3x 5.0x 5.8x 6.5x 4.75% (2.5%) (1.3%) (0.4%) 0.2% 0.7% 4.75% 8.8x 10.1x 11.9x 14.6x 18.8x 7.25% (0.2%) 1.1% 1.9% 2.6% 3.1% 7.25% 5.3 5.7 6.3 6.9 7.7 9.75% 2.1% 3.4% 4.3% 5.0% 5.5% 9.75% 3.8 4.0 4.2 4.5 4.9 12.25% 4.5% 5.8% 6.7% 7.4% 7.9% 12.25% 2.9 3.1 3.2 3.4 3.5 14.75% 6.8% 8.1% 9.1% 9.8% 10.3% 14.75% 2.4 2.5 2.6 2.7 2.8 16 Source: Alpha Financial Projections 1. 25% tax rate based upon long term effective rate in NAV model; NOL balances and projected annual utilizations as provided by the Company; Analysis assumes half of 2022E NOL utilization remains as of 6/30/22 and total remaining NOL balances assuming of $585mm for Federal, $229mm for North Dakota, $2,526mm for Oklahoma and $47mm for Montana

Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Preliminary Valuation Analysis

Public Company Trading Metrics

($ in millions, except per share amounts)

Alpha Peers Trading Analysis

Company	Price 8/30/22	% of 52-Week High	% of 52-Week Low	Target Price Implied Upside	Equity Value	Enterprise Value	Price / CFPS 2022E	Price / CFPS 2023E	Free Cash Flow Yield 2022E	Free Cash Flow Yield 2023E	Current Dividend Yield[1]	Enterprise Value / EBITDAX 2022E	Enterprise Value / EBITDAX 2023E	Net Debt / EBITDAX 2022E
	($/share)	(%)	(%)	(%)	($MM)	($MM)	(x)	(x)	(%)	(%)	(%)	(x)	(x)	(x)
EOG	$121.86	83.5%	183.6%	21.7%	$72,011	$75,326	5.8x	5.3x	10.8%	11.6%	7.4%	4.8x	4.7x	0.2x
Pioneer Natural Resources	254.71	89.3%	175.3%	13.7%	63,963	66,081	5.1	6.2	13.6%	9.6%	13.5%	4.8	5.4	0.2
Devon	71.08	91.1%	253.2%	12.6%	46,691	52,131	5.2	5.2	13.8%	12.3%	8.7%	5.0	4.5	0.6
Diamondback Energy	134.07	83.6%	180.8%	29.1%	24,072	31,937	3.8	4.2	18.7%	15.2%	9.1%	4.2	4.5	0.7
Coterra Energy	30.40	84.2%	191.3%	20.9%	24,483	26,404	4.3	4.8	16.3%	13.5%	8.6%	3.7	4.2	0.3
Marathon	25.58	79.5%	228.6%	25.3%	17,447	20,418	3.1	3.6	25.0%	19.6%	1.3%	3.4	3.9	0.6
Apache	39.32	76.5%	210.4%	36.0%	13,099	18,462	2.6	2.7	24.6%	21.6%	1.3%	2.5	2.6	0.7
Ovintiv	52.83	85.3%	193.8%	31.8%	13,848	17,803	3.2	2.4	18.5%	26.7%	1.9%	3.8	3.0	0.8
Hess	122.12	94.2%	181.4%	9.0%	38,167	48,560	7.8	6.7	5.6%	6.0%	1.2%	7.7	6.7	1.0
Mean[2]		**84.1%**	**202.1%**	**23.9%**	**$34,452**	**$38,570**	**4.1x**	**4.3x**	**17.7%**	**16.3%**	**6.5%**	**4.0x**	**4.1x**	**0.5x**
Median[2]		**83.9%**	**192.6%**	**23.5%**	**24,278**	**29,171**	**4.1**	**4.5**	**17.4%**	**14.4%**	**8.0%**	**4.0**	**4.4**	**0.6**
Alpha[3]	**$70.03**	**94.4%**	**187.8%**	**5.1%**	**$25,421**	**$31,577**	**3.7x**	**3.7x**	**13.4%**	**13.1%**	**1.6%**	**3.8x**	**4.0x**	**0.7x**

Source: Public filings, FactSet market data as of 8/30/2022, Alpha Financial Projections
1. Represents annualized fixed and variable dividends
2. Excludes HES due to valuation difference associated with HES' Guyana asset profile
3. Metrics based on Alpha Financial Projections at Consensus Pricing

EVERCORE

17

Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Preliminary Valuation Analysis

Public Company Trading Metrics (cont'd)

($ in millions, except per share amounts)

2022E Trading Analysis

Public Company Trading Analysis - EBITDAX			
2022E EBITDAX		$8,295	
EBITDAX Multiple	3.5x	–	4.5x
Implied Enterprise Value of Based on 2022 EBITDAX (Excluding Invested Capital from Energy Innovations)	**$29,033**	–	**$37,328**
Plus: Invested Capital from Energy Innovations		$100	
Less: Net Debt as of 6/30/22		(5,797)	
Less: Non-Controlling Interest		(378)	
Implied Equity Value	**$22,958**	–	**$31,253**
Fully Diluted Shares Outstanding (mm)		363.0	
Implied Equity Value per Share	**$63.24**	–	**$86.10**

Public Company Trading Analysis - CFPS			
2022E CFPS		$18.89	
Relevant CFPS Multiple	3.5x	–	4.5x
Implied Share Price Based on 2022 CFPS (Before Energy Innovations)	**$66.13**	**–**	**$85.03**
Plus: Invested Capital from Energy Innovations (Per Share)		$0.28	
Implied Share Price Based on 2022 CFPS	**$66.41**	**–**	**$85.30**

2023E Trading Analysis

Public Company Trading Analysis - EBITDAX			
2023E EBITDAX		$8,146	
EBITDAX Multiple	3.8x	–	4.5x
Implied Enterprise Value of Based on 2023 EBITDAX (Excluding Invested Capital from Energy Innovations)	**$30,548**	–	**$36,657**
Plus: Invested Capital from Energy Innovations		$100	
Less: Net Debt as of 6/30/22		(5,797)	
Less: Non-Controlling Interest		(378)	
Implied Equity Value	**$24,473**	–	**$30,582**
Fully Diluted Shares Outstanding (mm)		363.0	
Implied Equity Value per Share	**$67.42**	–	**$84.25**

Public Company Trading Analysis - CFPS			
2023E CFPS		$19.13	
Relevant CFPS Multiple	3.5x	–	4.5x
Implied Share Price Based on 2023 CFPS (Before Energy Innovations)	**$66.97**	**–**	**$86.10**
Plus: Invested Capital from Energy Innovations (Per Share)		$0.28	
Implied Share Price Based on 2023 CFPS	**$67.24**	**–**	**$86.38**

Source: Public filings, FactSet market data as of 8/30/2022, Alpha Financial Projections at Consensus Pricing

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Preliminary and Confidential Draft Subject to Review and Significant Revision
Prepared at the Request of Counsel

Preliminary Valuation Analysis

Select Corporate E&P Transactions Greater than $5 Billion *($ in millions, except per share amounts and as noted)*

Summary of Select Transactions

				Consideration		Implied Premium[1]	Ownership	Deal Value /		Equity Value /		Spot Price (Announcement)	
Announced	Buyer	Seller	Region	Deal Value ($B)	% Stock	1-Day Prior	A / T	EBITDAX (FY1)	EBITDAX (FY2)	Cash Flow (FY1)[2]	Cash Flow (FY2)[2]	WTI ($ / Bbl)	HHUB ($ / MMBtu)
5/24/21	Cabot Oil & Gas	Cimarex Energy Co.	Multi	$9.3	100%	0%	51 / 49%	5.6x	4.9x	4.7x	4.1x	$66.13	$2.89
10/20/20	Pioneer Natural Resources	Parsley Energy	Permian	7.6	100%	8%	76% / 24%	5.9	5.7	4.0	3.8	41.37	2.91
10/19/20	ConocoPhillips	Concho Resources	Permian	13.3	100%	15%	79% / 21%	4.9	5.6	3.8	4.7	40.69	2.80
9/28/20	Devon Energy	WPX Energy	Multi	5.7	100%	3%	57% / 43%	3.7	4.4	2.1	2.4	40.47	2.10
7/20/20	Chevron	Noble Energy	Multi	13.0	100%	8%	97% / 3%	6.9	6.4	3.4	3.0	40.83	1.64
		Median		**$9.3**	**100%**	**8%**	**76% / 24%**	**5.6x**	**5.6x**	**3.8x**	**3.8x**	**$40.83**	**$2.80**
		Mean		**9.8**	**100%**	**7%**	**72% / 28%**	**5.4**	**5.4**	**3.6**	**3.6**	**45.90**	**2.47**
5/9/19	Occidental Petroleum	Anadarko Petroleum	Multi	$57.0	22%	62%	84% / 16%	7.1x	6.4x	6.0x	5.3x	$61.58	$2.60
11/1/18	Encana	Newfield Exploration	Multi	7.7	100%	35%	64% / 36%	5.0	4.1	3.8	3.1	63.67	3.24
8/14/18	Diamondback Energy	Energen	Permian	9.2	100%	19%	62% / 38%	8.9	6.8	8.3	6.1	67.04	2.96
3/28/18	Concho Resources	RSP Permian	Permian	9.5	100%	29%	75% / 25%	10.0	7.8	9.4	6.8	64.30	2.70
		Median		**$9.4**	**100%**	**32%**	**70% / 31%**	**8.0x**	**6.6x**	**7.2x**	**5.7x**	**$63.99**	**$2.83**
		Mean		**20.9**	**81%**	**36%**	**71% / 29%**	**7.7**	**6.3**	**6.9**	**5.3**	**64.15**	**2.87**

Precedent Transactions Analysis - EBITDAX

2022E EBITDAX (FY1)		$8,295	
EBITDAX Multiple[3]	3.5x	–	4.5x
Implied Enterprise Value of Based on 2022 EBITDAX (Excluding Invested Capital from Energy Innovations)	**$29,033**	**–**	**$37,328**
Plus: Invested Capital from Energy Innovations		$100	
Less: Net Debt as of 6/30/22		($5,797)	
Less: Non-Controlling Interest		($378)	
Implied Equity Value	**$22,958**	–	**$31,253**
Fully Diluted Shares Outstanding (mm)		363	
Implied Equity Value per Share	**$63.24**	–	**$86.10**

Precedent Transactions Analysis - CFPS

2022E CFPS (FY1)		$18.89	
Relevant CFPS Multiple[3]	3.3x	–	4.3x
Implied Share Price Based on 2022 CFPS (Before Energy Innovations)	**$61.41**	**–**	**$80.30**
Plus: Invested Capital from Energy Innovations (Per Share)		$0.28	
Implied Share Price Based on 2022 CFPS	**$61.68**	**–**	**$80.58**

Source: Company filings and press releases, Enverus, Alpha Financial Projections at Consensus Pricing
1. Premiums based on last unaffected trading day prior to announcement
2. Based on mean analyst Consensus forecasts; FY1 refers to current unreported year or year in which the deal is announced and FY2 refers to subsequent year
3. Multiple ranges selected in light of the steep backwardation of the commodity curves compared to transactions from prior time periods

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Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Preliminary Valuation Analysis Steep Backwardation for Crude and Gas Pricing WTI Current Strip Pricing vs. Historical The 4-year average of the 1-year forward historical strip price traded $100.00 5 Year Contango at a 36% discount to the current 1-year forward strip price (Backwardation) $80.00 8/30/22 (30%) $60.00 8/30/21 (18%) $40.00 8/30/20 10% $20.00 8/30/19 6% 8/30/18 (3%) $ - Year 0 Year 1 Year 2 Year 3 Year 4 Year 5 8/30/22 NYMEX Strip Price 8/30/21 NYMEX Strip Price 8/30/20 NYMEX Strip Price 8/30/19 NYMEX Strip Price 8/30/18 NYMEX Strip Price Henry Hub Current Strip Pricing vs. Historical $10.00 The 4-year average of the 1-year forward historical strip price traded 5 Year Contango at a 59% discount to the current 1-year forward strip price $8.00 (Backwardation) $6.00 8/30/22 (48%) 8/30/21 (15%) $4.00 8/30/20 4% $2.00 8/30/19 18% $ - Year 0 Year 1 Year 2 Year 3 Year 4 Year 5 8/30/18 14% 8/30/22 HHub Strip Price 8/30/21 HHub Strip Price 8/30/20 HHub Strip Price 8/30/19 HHub Strip Price 8/30/18 HHub Strip Price Source: Factset as of 8/30/2022 20

Preliminary and Confidential Draft Subject to Review and Significant Revision
Prepared at the Request of Counsel

Preliminary Valuation Analysis

Premiums Paid Analysis: Energy Cash Take-Privates & Buy-Ins

($ in millions, except per unit amounts)

			Premium	
Date Announced	Acquiror / Target	Consideration	1-Day Prior Spot	20-Day VWAP[1]
11/22/21	Paloma Partners / Goodrich Petroleum Corporation	Cash-for-Share	7.0%	7.5%
06/02/22	Hartree Partners, LP / Sprague Resources LP	Cash-for-Unit	18.9%	20.7%
05/25/22	Höegh LNG Holdings Ltd / Höegh LNG Partners LP	Cash-for-Unit	35.0%	42.2%
04/22/22	Ergon, Inc. / Blueknight Energy Partners, L.P.	Cash-for-Unit	51.5%	47.5%
10/04/21	Stonepeak Infrastructure Partners / Teekay LNG Partners LP	Cash-for-Unit	8.3%	5.3%
08/23/21	Landmark Dividend / Landmark Infrastructure Partners LP	Cash-for-Unit	38.4%	35.0%
02/22/21	BlackRock Global Energy & Power Infrastructure Fund / GasLog Ltd.	Cash-for-Unit	17.2%	30.8%
12/17/19	Blackstone Infrastructure Partners / Tallgrass Energy LP	Cash-for-Unit	56.4%	33.9%
10/01/19	Brookfield Business Partners L.P. / Teekay Offshore Partners L.P.	Cash-for-Unit	28.1%	15.1%
05/10/19	IFM Investors / Buckeye Partners, L.P.	Cash-for-Unit	27.5%	23.8%
04/02/19	UGI Corporation / AmeriGas Partners, L.P.	Cash/Stock-for-Unit	13.5%	22.2%
03/18/19	ArcLight Energy Partners Fund V, L.P. / American Midstream, LP	Cash-for-Unit	31.3%	31.2%
11/26/18	ArcLight Energy Partners Fund VI, L.P. / TransMontaigne Partners L.P.	Cash-for-Unit	12.6%	9.2%
10/18/18	Valero Energy Corporation / Valero Energy Partners LP	Cash-for-Unit	6.0%	9.4%
10/09/18	Antero Midstream GP LP / Antero Midstream Partners LP	Cash/Stock-for-Unit	63.7%	54.6%
07/04/18	OCI N.V. / OCI Partners LP	Cash-for-Unit	10.0%	NA
All Transactions	**Min**		**6.0%**	**5.3%**
	Median		**23.2%**	**23.8%**
	Mean		**26.6%**	**25.9%**
	Max		**63.7%**	**54.6%**
	Premiums Implied by $71.50 / Share Offer for Alpha	**Cash-for-Share**	**10.9%**	**7.9%**

Premiums Analysis

1-Day Prior Spot Share Price as of June 14, 2022		$64.50	
1-Day Prior Spot Price Premium	15.0%		30.0%
Implied Purchase Price based on 1-Day Prior Spot Price Premium	**$74.18**	**-**	**$83.85**
20-Day VWAP as of June 14, 2022		$68.89	
20-Day VWAP Premium	15.0%		30.0%
Implied Purchase Price based on 20-Day VWAP Premium	**$79.22**	**-**	**$89.55**
Implied Purchase Price Range	**$74.18**	**-**	**$89.55**

Upstream Cash Take-Private (dashed box)

Source: Bloomberg, FactSet market data as of 8/30/2022, Public filings
1. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror's shares / units on the last trading day prior to announcement plus any cash received, by the 20-trading day VWAP of the target as calculated from the last undisturbed trading day prior to the announcement

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Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Appendix

Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Weighted Average Cost of Capital Analysis

Alpha – WACC Analysis

($ in millions, except per share amounts)

	Company	Share Price 8/30/22	Market Equity Value	Total Debt and Preferred Equity	Total Debt / Total Capitalization	Adjusted Beta[1]	Unlevered Beta[2]
CAPM	EOG	$121.86	$72,011	$6,388	8.1%	1.04	0.97
	Pioneer Natural Resources	254.71	63,963	4,303	6.3%	0.92	0.87
	Devon	71.08	46,691	6,363	12.0%	1.09	0.99
	Hess	122.12	38,167	8,424	18.1%	0.86	0.73
	Coterra Energy	30.40	24,483	2,836	10.4%	0.76	0.70
	Diamondback Energy	134.07	24,072	5,573	18.8%	1.18	1.01
	Marathon	25.58	17,447	4,353	20.0%	1.01	0.85
	Apache	39.32	13,099	5,307	28.8%	1.17	0.90
	Ovintiv	52.83	13,848	4,183	23.2%	1.42	1.16
				Mean	**16.2%**	**1.05**	**0.91**
				Median	**18.1%**	**1.04**	**0.90**
	Alpha	**$70.03**	**$25,421**	**$6,350[3]**	**20.0%**	**1.04**	**0.87**

		Supply-Side MRP	Historical MRP
WACC	Risk-free Rate[4]	3.4%	
	Unlevered Beta	0.90	
	Debt and Preferred / Total Capitalization	18.1%	
	Adjusted Levered Equity Beta	1.05	
	Market Risk Premium[5]	6.2%	7.5%
	Size Premium[6]	0.4%	
	Equity Cost of Capital[7]	**10.3%**	**11.6%**
	Pre-Tax Cost of Debt[8]	5.9%	
	After-Tax Cost of Debt	4.4%	
	WACC	**9.2%**	**10.3%**

Source: FactSet market data as of 8/30/2022, Company Filings

1. Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0; Beta indexed versus MSCI World Index
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T))
3. Based on face value outstanding debt balance provided by Alpha Management as of 6/30/2022
4. Risk Free Rate is based on 20-year US Treasury Bond
5. Per Duff & Phelps 2021 Valuation Handbook
6. Size premium based on Alpha market cap of $25.4 Bn (decile 2)
7. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Company Size Premium
8. Pre-tax cost of debt based on the YTW of Alpha Notes due 2032

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22

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Additional Analysis 1 LTM EBITDAX Multiples Over Time TEV / LTM EBITDAX Alpha TEV / LTM EBITDAX Differential to Proxy Peers Simple Average Current 2021 2022 3 Years 5 Years 10 Years 6.0x APA 4.0x 6.9x 4.9x 5.5x 5.6x 5.6x 4.0x DVN 6.0 11.1 6.3 7.3 7.5 7.9 EOG 5.6 9.1 6.1 6.6 8.6 9.9 2.0x 1.0x FANG 4.7 9.3 5.7 7.1 9.8 15.7 0.0x MRO 5.1 7.8 5.7 5.6 6.1 6.4 OVV 3.7 6.8 3.9 5.0 6.6 9.1 (2.0x) PXD 5.9 12.3 6.9 8.3 9.3 14.0 (4.0x) CTRA 7.6 11.0 5.9 8.5 9.7 14.6 (6.0x) HES 11.6 16.5 10.8 12.3 11.7 9.6 1 (8.0x) 5.0x 9.0x 5.6x 6.5x 7.6x 9.8x Proxy Peers (Mean) Alpha 6.0x 8.4x 6.2x 6.2x 7.6x 9.2x TEV / LTM EBITDAX 45.0x 40.0x 35.0x 30.0x 25.0x 20.0x 15.0x 10.0x 6.0x 5.0x 0.0x Aug-12 Aug-13 Aug-14 Aug-15 Aug-16 Aug-17 Aug-18 Aug-19 Aug-20 Aug-21 Aug-22 Source: FactSet market data as of 8/30/2022 Alpha Proxy Peers Range Note: Charts and averages calculated on weekly basis 1. Excludes HES due to valuation difference associated with HES’ Guyana asset profile; CTRA excluded due to recent transaction between COG and XEC 23

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel WaterCo Supplemental Information ($ in millions) Summary of Alpha WaterCo Standalone Financial Analysis Metric Total Enterprise Value of WaterCo Description ▪ Source Water: 2023E Consolidated EBITDA of $14mm at 4.0x – 6.0x ▪ Produced Water Gathering and Disposal: 2023E $1,419 $1,818 TEV / EBITDA Consolidated EBITDA of $248mm at 5.5x – 7.0x ▪ Source Water: 2023E Consolidated EBITDA of $14mm at 5.0x – 7.5x $1,681 $2,211 ▪ Produced Water Gathering and Disposal: 2023E TEV / EBITDA Consolidated EBITDA of $248mm at 6.5x – 8.5x Source: Alpha Financial Projections 24 Precedent Transactions Peer Group Trading Analysis

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel WaterCo Supplemental Information ($ in millions, except per share amounts) Peer Group Trading Analysis Produced Water Gathering & Disposal Peers Dividend / Price % of 52-Week Equity Enterprise Enterprise Value / EBITDA Distribution Net Debt / Company / Partnership 8/30/22 High Value Value 2022E 2023E Yield 2022E EBITDA Aris Water Solutions, Inc. $16.79 71.2% $990 $1,355 8.7x 6.3x 2.1% 2.3x Crestwood Equity Partners LP 26.90 81.6% 3,323 7,671 9.2 7.9 9.7% 4.0 NGL Energy Partners LP 1.54 52.9% 205 3,956 6.8 6.3 --% 5.8 Mean 8.2x 6.9x 4.0% 4.0x Median 8.7 6.3 2.1% 4.0 Source Water Peers Price % of 52-Week Equity Enterprise Dividend Net Debt / Enterprise Value / EBITDA Company 8/30/22 High Value Value 2022E 2023E Yield 2022E EBITDA \ Select Energy Services, Inc. $7.16 68.6% $819 $793 4.9x 3.7x NA NM TETRA Technologies, Inc. 3.92 67.4% 517 633 8.1 6.3 NA 1.2x Mean 6.5x 5.0x NA 1.2x Median 6.5 5.0 NA 1.2 Source: Public filings, FactSet market data as of 8/30/2022 25

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel WaterCo Supplemental Information Sum of the Parts Analysis ($ in millions) Peer Group Trading Analysis 2023E 2023E EBITDA Resulting Enterprise Value Range EBITDA Multiple Range Low High Source Water $14 4.0x – 6.0x $55 $83 Produced Water Gathering & Disposal 248 5.5 – 7.0 1,364 1,735 Total Enterprise Value $1,419 $1,818 Precedent Transactions Analysis 2023E 2023E EBITDA Resulting Enterprise Value Range EBITDA Multiple Range Low High Source Water $14 5.0x – 7.5x $69 $104 Produced Water Gathering & Disposal 248 6.5 – 8.5 1,611 2,107 Total Enterprise Value $1,681 $2,211 Source: Alpha Financial Projections 26

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel The Mineral Resources Company Supplemental Information ($ in millions) TMRC NAV Summary at Various Discount Rates – Strip Pricing Asset Discount Rate Selected Range Area 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP TMRC $526 $354 $302 $277 $257 $233 $205 $185 $170 $158 $277 $302 Total PDP $526 $354 $302 $277 $257 $233 $205 $185 $170 $158 $277 $302 Technical PUD North $72 $20 $13 $11 $9 $8 $7 $6 $5 $5 $8 $9 South 681 220 147 122 105 89 72 61 53 47 89 105 Technical PUD Reserves $754 $241 $160 $133 $115 $97 $78 $66 $58 $51 $97 $115 PROB North $75 $15 $7 $5 $4 $3 $2 $2 $1 $1 $2 $3 South 900 195 97 67 50 35 23 17 14 11 23 $35 PROB Reserves $975 $210 $104 $72 $53 $38 $25 $19 $15 $12 $25 $38 POSS North $105 $16 $5 $3 $1 $0 $0 $0 $0 $0 $0 $0 South 845 180 90 63 48 35 25 19 15 13 19 $25 POSS Reserves $950 $197 $96 $66 $49 $36 $25 $19 $15 $13 $19 $25 Total Reserves $3,205 $1,001 $662 $548 $474 $404 $334 $290 $258 $234 $418 $479 % to Alpha 38.0% Value to Alpha $159 $182 % to Franco Nevada 62.0% Value to Franco Nevada $259 $297 Source: Alpha NAV Model 27

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel The Mineral Resources Company Supplemental Information ($ in millions) TMRC NAV Summary at Various Discount Rates – Consensus Pricing Asset Discount Rate Selected Range Area 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP TMRC $473 $321 $275 $253 $235 $214 $189 $171 $157 $146 $253 $275 Total PDP $473 $321 $275 $253 $235 $214 $189 $171 $157 $146 $253 $275 Technical PUD North $62 $19 $12 $10 $9 $8 $7 $6 $5 $5 $8 $9 South 600 198 134 112 97 82 67 57 50 44 82 97 Technical PUD Reserves $662 $217 $147 $123 $106 $90 $74 $63 $55 $49 $90 $106 PROB North $69 $14 $7 $5 $4 $3 $2 $2 $1 $1 $2 $3 South 723 162 83 59 45 32 22 17 13 11 22 $32 PROB Reserves $792 $177 $90 $64 $48 $35 $24 $18 $15 $12 $24 $35 POSS North $101 $15 $5 $3 $1 $0 $0 $0 $0 $0 $0 $0 South 704 154 79 56 43 32 23 18 14 12 18 $23 POSS Reserves $805 $169 $84 $59 $44 $32 $23 $18 $14 $12 $18 $23 Total Reserves $2,732 $884 $596 $498 $434 $372 $309 $269 $241 $219 $385 $439 % to Alpha 38.0% Value to Alpha $146 $167 % to Franco Nevada 62.0% Value to Franco Nevada $239 $272 Source: Alpha NAV Model 28